Exhibit 10.8

FIRST AMENDMENT OF LEASE AGREEMENT

THIS FIRST AMENDMENT OF LEASE AGREEMENT (this “Amendment”) made as of the 13th day of May, 2005 by and between MATRIX/AEW NB, LLC, a New Jersey limited liability company, having an address c/o Matrix Realty, Inc., 3 Centre Drive, Jamesburg, New Jersey 08831 (“LESSOR”), and SENESCO TECHNOLOGIES, INC. (the “LESSEE”), a Delaware corporation, having an address at 303 George Street, 4th Floor, New Brunswick, New Jersey 08901.

W I T W E S S E T H:

WHEREAS, pursuant to a certain lease dated as of March 16, 2001 (the “Lease”), LESSOR leased to LESSEE, and LESSEE hired from LESSOR approximately 1,622 square feet of space (the “Demised Premises”) located on the fourth (4th) floor of a building located at Plaza I, 303 George Street, New Brunswick, New Jersey (the “Building”); and

WHEREAS, LESSEE desires to surrender the Demised Premises to LESSOR, relocate to certain office space located on the fourth (4th) floor of the Building, which office space consists of 3,648 rentable square feet, as more particularly described on Schedule C annexed hereto and made a part hereof (the “Substitute Demised Premises”), and extend the Term of the Lease; and

WHEREAS, LESSOR is willing to (i) accept LESSEE’S surrender of the Demised Premises, (ii) lease the Substitute Demised Premises to LESSEE and (iii) extend the Term of the Lease, subject to the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LESSOR and LESSEE hereby agree as follows:

l.              As of the date hereof the Lease shall be deemed amended as follows:

(a)           Promptly following the execution and delivery of this Amendment by both LESSOR and LESSEE, LESSOR agrees to perform the Finish Work, as that term is hereinafter defined, to the Substitute Demised Premises using commercially reasonable diligence.

(b)           LESSEE acknowledges and agrees that neither LESSOR nor any employee, agent or representative of LESSOR has made any express or implied representations or warranties with respect to the physical condition of the Substitute Demised Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Substitute Demised Premises or any portion thereof, and that LESSEE is not relying upon any such representation or warranty in entering into this Amendment. Supplementing the foregoing, LESSEE agrees further to accept possession of the Substitute Demised Premises in its “AS IS” condition as of the date of this Amendment, except LESSOR shall, at LESSOR’S sole cost and expense, paint the Substitute Demised Premises using Building standard paint selected by LESSEE (the “Finish Work”).

(c)           For purposes of this Amendment, the Substitute Demised Premises Commencement Date shall be the date LESSOR shall complete the Finish Work in the Substitute Demised Premises. LESSOR shall notify LESSEE of the date LESSOR anticipates completing the Finish Work (the “Estimated Substitute Demised Premises Commencement Date” at least fifteen (15) days before the Finish Work in the Substitute Demised Premises is completed. LESSEE acknowledges and agrees that LESSOR shall have no liability to LESSEE, if the Substitute Demised Premises Commencement Date shall be later than the Estimated Substitute Demised Premises Commencement Date set forth in LESSOR’S notice. LESSEE shall, at LESSEE’S sole cost and expense, move all of LESSEE’S equipment, furniture and personal property from the Demised Premises to the Substitute Demised Premises on or before the Substitute Demised Premises Commencement Date. LESSEE agrees that any equipment, furniture and personal property placed by LESSEE into the Substitute Demised Premises prior to the Substitute Demised Premises Commencement Date shall be done solely at LESSEE’S risk. LESSEE shall be liable to LESSOR in the event LESSEE, its employees, agents, contractors or subcontractors damage the Substitute Demised Premises or the Building systems and equipment serving the Substitute Demised Premises prior to the Substitute Demised Premises Commencement Date.

(d)           From and after the execution and delivery of this Amendment by both parties, LESSEE shall have access to the Substitute Demised Premises, upon reasonable prior notice to LESSOR, to install its telephone and computer systems and to otherwise prepare the Substitute Demised Premises for LESSEE’S occupancy, provided, however, that LESSEE’S exercise of its rights under this Paragraph 1(d) shall in no event interfere with or obstruct LESSOR’S maintenance or operation of the Building or the Premises or LESSOR’S completion of the Finish Work, and LESSOR shall have the right to restrict or otherwise prohibit LESSEE’S access to the Substitute Demised Premises prior to the Substitute Demised Premises Commencement Date, in LESSOR’S sole discretion.

(e)           Section l.l (af) of the Lease shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“LESSEE’S Proportionate Share: for all purposes of this Lease, LESSEE’S Proportionate Share for the period from the date of this Amendment to the Substitute Demised Premises Commencement Date shall be 1.75%.”

(f)            Section l.l (bj) shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“Termination Date: shall mean May 31, 2011, or such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions of this Lease, or any amendment thereto, or pursuant to law.”

(g)           The last sentence of Article 26 shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“All such notices, demands, requests, consents, approvals, offers, statements and other instruments or communications shall be addressed to LESSEE at the Demised Premises (Plaza I, 303 George Street, New Brunswick, New Jersey 08901, to the attention of Mr. Joel Brooks), with a copy to Emilio Ragosa, Esq., Morgan Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, and shall be addressed to LESSOR at the address for LESSOR set forth above.”

(h)           The following new Article 30 shall be inserted in the Lease:

“Article 30

Early Termination Option

30.1 (a) Notwithstanding anything to the contrary contained in this Lease, LESSEE shall have the right to terminate this Lease as of May 31, 2009 (the “Early Termination Date”) provided (i) there is no default by LESSEE under this Lease as of the giving of LESSEE’s notice terminating this Lease or as of May 31, 2009, (ii) LESSEE notifies LESSOR of its election to terminate this Lease by notice given on or before August 31, 2008 (time being of the essence with respect to the giving of such notice) and (iii) LESSEE pays to LESSOR, simultaneously with the giving of such termination notice, the Termination Fee as consideration for the granting of the termination option. If any of the conditions set forth in the preceding sentence are not satisfied, then LESSEE shall be deemed to have waived its termination option. For the purposes of this Paragraph 4, the term “Termination Fee” shall mean the sum of $39,216.00.

(b)           LESSEE’S failure to notice LESSOR in the required time period shall constitute a waiver of LESSEE’S right to terminate this Lease.

(c)           LESSOR may reject LESSEE’S election to terminate this Lease if LESSEE is in default of this Lease at the time of LESSEE’S election to terminate or as of May 31, 2009, as the case may be. If LESSOR does not reject LESSEE’S election to terminate this Lease, LESSEE will cure any default that exists under this Lease prior to the Early Termination Date and LESSEE’S obligation to cure any such default within the period of time specified in this Lease will survive the Early Termination Date.

(d)         On or prior to the Early Termination Date, LESSEE will surrender possession of the Demised Premises LESSOR in accordance with Article 24 of this Lease, as if the Early Termination Date was the expiration date of this Lease. Upon termination, LESSOR and LESSEE will be relieved of their obligations under this Lease with respect to the Demised Premises, except for those accruing prior to the Early Termination Date.

(i)            Schedule B, Section I of the Lease shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“The Basic Rent for the period from the date of this Amendment to the Substitute Demised Premises Commencement Date shall be $34,062.00 per annum, which sum shall be prorated for any period less than a year, payable in equal monthly installments of $2,838.50.”

2.             Effective as of the Substitute Demised Premises Commencement Date, the Lease is hereby amended as follows:

(a)           LESSEE shall surrender the Demised Premises (leased by LESSEE prior to the Substitute Demised Premises Commencement Date) to LESSOR in accordance with the provisions of this Paragraph 2 (a) and Article 24 of the Lease on the Substitute Demised Premises Commencement Date, and the Substitute Demised Premises shall be referred to as the Demised Premises commencing on the Substitute Demised Premises Commencement Date. For purposes of this Amendment, the Surrender Date shall be defined as the day when the following two (2) conditions have been fully satisfied: (i) LESSEE has quit, surrendered and delivered to LESSOR actual and exclusive possession of the Demised Premises and (ii) the Demised Premises are empty, vacant, broom clean, in good order and condition and free of all occupants, liens and property required to be removed in accordance with Article 24 of the Lease. If the Surrender Date fails to occur on or before the date which is ten (10) days after the Substitute Demised Premises Commencement Date, LESSEE shall pay to LESSOR double the Basic Rent applicable to the Demised Premises for each day between the Substitute Demised Premises Commencement Date and the Surrender Date. LESSEE understands that after the Substitute Demised Premises Commencement Date, all or a part of the Demised Premises (leased by LESSEE prior to the Substitute Demised Premises Commencement Date) may be subject to certain rights of occupancy held by other parties and that any retention of possession by LESSEE beyond the Substitute Demised Premises Commencement Date may cause significant hardship on LESSOR and on parties to whom certain rights of occupancy for all or any part of the Demised Premises may have been granted. In connection with the foregoing, LESSEE shall defend, indemnify and hold LESSOR harmless against all liabilities, damages and expenses sustained by reason of any such retention of possession beyond the Substitute Demised Premises Commencement Date. Nothing contained in this Paragraph shall be construed as a consent by LESSOR to the occupancy or possession by LESSEE of the Demised Premises beyond the Substitute Demised Premises Commencement Date and LESSOR, after the Substitute Demised Premises Commencement Date, shall also be entitled to consequential damages and to the benefit of all legal remedies that now may be in force or may be hereafter enacted for summary possession of the Demised Premises.

(b)           Sections 1.1 (b), (c), and (d) shall be deleted in their entirety.

(c)           Section 1.1 (q) shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“Demised Premises: the portion of the fourth (4th) floor of the Building as more particularly shown on Schedule c attached hereto, consisting of approximately 3,648 rentable square feet.”

(d)           Section l.1 (af) shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“LESSEE’S Proportionate Share: for all purposes of this Lease, it is agreed to be 1.75% up to and including May 17, 2006; provided however, for the period beginning on May 18, 2006 through the Termination Date it shall be 3.94%.

(e)           Section 2.6 of the Lease shall be deleted in its entirety.

(f)            Schedule B, Section I of the Lease shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“(i)          The Basic Rent for the period from the Substitute Demised Premises Commencement Date to May 17, 2006 shall be $34,062.00 per annum, which sum shall be prorated if such period is less than a year, payable in equal monthly installments of $2,838.50;

(ii)           The Basic Rent for the period beginning on May 18, 2006 and ending on May 31, 2007 shall be $76,608.00, which sum shall be prorated if such period is lees than a year, payable in equal monthly installments of $6,384.00;

(iii)          The Basic Rent for the period beginning on June 1, 2007 and ending on May 31, 2008 shall be $77,520.00, payable in, equal monthly installments of $6,460.00;

(iv)          The Basic Rent for the period beginning on June 1, 2008 and ending on May 31, 2009 shall be $78,432.00 payable in equal monthly installments of $6,536.00;

(v)           The Basic Rent for the period beginning on June 1, 2009 and ending on May 31, 2010 shall be $79,344.00 payable in equal monthly installments of $6,612.00; and

(vi)          The Basic Rent for the period beginning on June 1, 2010 and ending on May 31, 2011 shall be $80,256.00 payable in equal monthly installments of $6,688.00.”

(g)          Schedule C and Schedule C-l of the Lease shall be deleted in their entirety and the Schedule C attached hereto shall be substituted in lieu thereof.

(h)         Schedule D and Schedule E of the Lease shall be deleted in their entirety.

3.             LESSEE represents to LESSOR that LESSEE has not dealt with any real estate broker or sales representative in connection with this Amendment. For purposes of this Amendment, the phrase “real estate broker or sales representative” shall be deemed to include any finder/consultant retained by LESSEE, but whose fees are to be paid by LESSOR. LESSEE agrees to indemnify and hold harmless LESSOR, LESSOR’S managing agent, and the respective directors, officers, employees, members and partners of the foregoing entities, or of any partner of the foregoing entities, from and against any threatened or asserted claims, liabilities, losses or judgments (including reasonable attorneys’ fees and disbursements) by any real estate broker or sales representative (other than those set forth above) based on alleged contacts between such broker or sales representative and LESSEE which have resulted in allegedly providing such broker or sales representative with the right to claim a commission or finder’s fee in connection with this Amendment. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

4.             LESSEE represents that the undersigned corporate officer of the LESSEE corporation has been duly authorized on behalf of the LESSEE corporation to enter into this Amendment in accordance with the terms, covenants and conditions set forth herein, and upon LESSOR’S request, LESSEE shall deliver evidence, in form and substance satisfactory to LESSOR, to the foregoing effect.

5.             Except as expressly provided in this Amendment, all of the terms and conditions of the Lease shall remain unmodified and shall continue in full force and effect, and are hereby ratified and confirmed. Capitalized terms used in this Amendment, but not defined herein, shall have the meaning ascribed to such terms in the Lease.

6.             This Amendment may not be changed orally and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.

7.             If any provision of this Amendment shall be held invalid or unenforceable according to law, the remaining provisions herein shall not be affected thereby and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:	LESSOR:

(SEAL)	MATRIX/AEW NB, LLC

BY: Taylor/Epstein Investment Fund, LLC, its Manager

/s/ Felicia Arias
		By:	/s/ Donald M. Epstein
Name: Donald M. Epstein
Title: Manager

ATTEST:	LESSEE:

(SEAL)	SENESCO TECHNOLOGIES, INC.

/s/ Arlene M. Hanley	By:	/s/ Joel Brooks
Secretary		Name:	Joel Brooks
	Title:		CFO

SCHEDULE C

SUBSTITUTE DEMISED PREMISES

Ⓐ FOURTH FLOOR PLAN

AZTEC

Space Plan
Fourth Floor

SP-A4-1

SCHEDULE-C

COMMENCEMENT DATE AGREEMENT

THIS COMMENCEMENT DATE AGREEMENT (this “Agreement”), made as of the 14 day of June, 2005, Matrix/AEW NB, LLC (“LESSOR”), having an address at c/o Matrix Realty, Inc., Forsgate Drive, CN 4000, Cranbury, New Jersey 08512, and Senesco Technologies, Inc. (“LESSEE”), having an address at Plaza I, 303 George Street, New Brunswick, New Jersey 08901.

WITNESSETH:

WHEREAS, pursuant to a certain Lease Agreement dated as of March 16, 2001, LESSOR leased to LESSEE, and LESSEE hired from LESSOR, the Demised Premises and pursuant to a certain First Amendment to Lease Agreement dated as of May 13, 2005 (said lease agreement and amendment, being hereinafter collectively referred to as the “Lease”) LESSOR leased to LESSEE, and LESSEE hired from LESSOR, the Substitute Demised Premises and

WHEREAS, LESSOR and LESSEE now desire to memorialize the Substitute Demised Premises Commencement Date and the Termination Date;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, LESSOR and LESSEE hereby agree as follows:

The Substitute Demised Premises Commencement Date is June 9, 2005 and the Termination Date is May 31, 2011, or such earlier date upon which the Term may expire or be terminated or be extended pursuant to any of the conditions of the Lease or pursuant to law, or extended per any such provision provided in the lease.

IN WITNESS WHEREOF, the parties hereto have signed this Commencement Date Agreement as of the date first above written:

LESSOR:

By:	/s/ Donald M. Epstein

Title	Manager

LESSEE:

By:	Joel Brooks

Title:	CFO